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                                EXHIBIT NO. 11.1



                            STATEMENT OF COMPUTATION
                         OF NET INVESTMENT (LOSS) INCOME
                          PER LIMITED PARTNERSHIP UNIT



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                           KAGAN MEDIA PARTNERS, L.P.



                   STATEMENT OF COMPUTATION OF NET INVESTMENT
                   (LOSS) INCOME PER LIMITED PARTNERSHIP UNIT

                                                                                                  FOR THE THREE MONTHS
                                                                                                  ENDED MARCH 31, 1995
                                                                                              1996                   1995
                                                                                              ----                   ----
  Net Investment (Loss) Income                                                             $   (16,832)           $   64,880

  Percentage Allocable to Limited Partners                                                          99%                   99%
                                                                                           -----------            ----------

  Net Investment (Loss) Income Allocable to Limited Partners                               $   (16,664)           $   64,231
                                                                                           ===========            ==========

  Weighted Average Number of Limited Partnership Units Outstanding                           1,388,473             1,388,473
                                                                                           ===========            ==========

  Net Investment (Loss) Income Per Limited Partnership Unit
                                                                                           $      (.01)           $      .05
                                                                                           ===========            ==========



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